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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)
2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)

Registrant's Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 9, 2004, Copano Energy, L.L.C. (the "Company") announced that Scott A. Griffiths and Michael L. Johnson were appointed to the Board of Directors (the "Board") of the Company effective December 3, 2004. The Board has determined that Messrs. Griffiths and Johnson satisfy the independence standards of The Nasdaq National Market and the Securities and Exchange Commission. In addition, Scott A. Griffiths was appointed to the Nominating and Governance Committee (formerly the Nominating Committee) and the Compensation Committee, and Michael L. Johnson was appointed to the Audit Committee and the Conflicts Committee. Following the appointment of Messrs. Griffiths and Johnson, the composition of the committees of the Board has been modified so that the membership of the committees is as follows:

  Audit Committee:

    James G. Crump (Chairman), Ernie L. Danner and Michael L. Johnson

  Compensation Committee:

    William L. Thacker (Chairman), T. William Porter III and Scott A. Griffiths

  Nominating and Governance Committee:

    T. William Porter III (Chairman), William L. Thacker and Scott A. Griffiths

  Conflicts Committee:

    Ernie L. Danner (Chairman), James G. Crump and Michael L. Johnson

        A copy of the press release announcing the appointment of these new independent directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired.

  Not applicable.

(b)
Pro forma financial information.

  Not applicable.

(c)
Exhibits.

Exhibit No.	Description
99.1	Copano Energy, L.L.C. press release dated December 9, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: December 9, 2004	By:	/s/ MATTHEW J. ASSIFF Name: Matthew J. Assiff Title: Senior Vice President and Chief Financial Officer

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  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES